Exhibit 21.1

Subsidiaries

Name	Jurisdiction of Incorporation
Global A&T Electronics Ltd.	Cayman Islands
Global A&T Finco Ltd	United States
PT UTAC Manufacturing Services Indonesia	Indonesia
Timerson Limited	Hong Kong
UCD Cayman Ltd	Cayman Islands
UGS America Sales Inc.	United States
UGS Asia Sales Pte. Ltd.	Singapore
UGS Europe Sales S.r.l	Italy
UGS UK Sales Ltd	England and Wales
United Test and Assembly Center Ltd	Singapore
UTAC (Shanghai) Co., Ltd.	China
UTAC (Taiwan) Corporation	Taiwan
UTAC Cayman Ltd	Cayman Islands
UTAC Chengdu Ltd	China
UTAC Dongguan Ltd	China
UTAC Europe S.r.l	Italy
UTAC Group Global Sales Ltd	Cayman Island
UTAC Headquarters Pte. Ltd.	Singapore
UTAC Hong Kong Limited	Hong Kong
UTAC Japan Co., Ltd.	Japan
UTAC Manufacturing Services Holdings Pte. Ltd.	Singapore
UTAC Manufacturing Services Limited	Hong Kong
UTAC Manufacturing Services Malaysia Sdn Bhd	Malaysia
UTAC Manufacturing Services Pte. Ltd.	Singapore
UTAC Manufacturing Services Singapore Pte. Ltd.	Singapore
UTAC Thai Holdings Limited	Thailand
UTAC Thai Limited	Thailand

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